As filed with the Securities and Exchange Commission on December 15, 1994

                                        Registration No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

              THE READER'S DIGEST ASSOCIATION, INC.
     (Exact name of registrant as specified in its charter)

                Delaware                           13-1726769
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)            Identification No.)

          Pleasantville, New York                  10570-7000
 (Address of Principal Executive Offices)          (Zip Code)

The Reader's Digest Association, Inc. 1994 Key Employee Long Term
                         Incentive Plan
                    (Full title of the plan)

                       C.H.R. DuPree, Esq.
                    Associate General Counsel
              The Reader's Digest Association, Inc.
               Pleasantville, New York  10570-7000
             (Name and address of agent for service)
                         (914) 238-1000
  (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

Title of securities        Amount to be       Proposed maximum     Proposed maxmimum     Amount of
to be registered           registered (1)    offering price per   aggregate offering    registration
                                                share(2)             price(2)            fee(2)
Class A Nonvoting Common
Stock, $.01 par value        6,000,000            $44.8125           $268,875,000       $92,715.52

(1) An undetermined number of additional shares may be issued if the adjustment provisions of the plan becomes operative.

(2)  Calculated pursuant to rule 457(c),
     based upon the average of the high and low prices of registrant's Class A Nonvoting Common Stock on the New York
     Stock Exchange on December 9, 1994.

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

       The following documents are incorporated by reference in the Registration Statement:

       (a) the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934
(the "Exchange Act");

       (b) all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30,
1994; and

       (c) the description of the Class A Nonvoting Common Stock that is contained or incorporated by reference in the Registration Statement on Form 8-A (File No. 1-10434) of the registrant filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.


Item 6.   Indemnification of Directors and Officers

       Registrant's Certificate of Incorporation provides that the registrant shall indemnify each director and officer of the registrant to the fullest extent permitted by law, subject to the limitations set forth in its By-Laws. The By-Laws provide that the registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant or serves or served at the request of the registrant any other enterprise as a director or officer.

       Section 145 of the General Corporation Law of the State of
Delaware provides for the indemnification of directors and officers under certain circumstances. The directors and officers of the registrant are also covered by certain insurance policies maintained by the registrant that insure against certain liabilities that a director or officer may incur in such capacity.


Item 8.   Exhibits

4.1.1  Restated Certificate of Incorporation of The Reader's
       Digest Association, Inc. filed with the State of Delaware on February 7, 1990, filed as Exhibit 3.1.1 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.1.2 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on February 22, 1991, filed as Exhibit 3.1.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.2. Amended and Restated By-Laws of The Reader's Digest Association, Inc., effective February 22, 1991, filed as
       Exhibit 3.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.3    The Reader's Digest Association, Inc. 1994 Key Employee
       Long Term Incentive Plan, filed as Exhibit 10.17 to the registrant's Form 10-Q for the fiscal quarter ended March
       31, 1994, is incorporated herein by reference.

5 Opinion of C.H.R. DuPree, Esq., Associate General Counsel of the registrant, relating to the legality of the securities being registered.

23.1 Consent of C.H.R. DuPree, Esq., Associate General Counsel of the registrant (contained in the opinion filed as Exhibit 5 to the registration statement).

23.2   Consent of KPMG Peat Marwick LLP.


Item 9.   Undertakings

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (other than information contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (other than information contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Castle, State of New York, on this ninth day of December 1994.

                              THE  READER'S  DIGEST  ASSOCIATION, INC.

                              By:      James P. Schadt
                                       James P. Schadt
                                 President and Chief Executive
                                          Officer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                  Title                       Date

     George V. Grune      Chairman of the Board; Director   December 9, 1994
    (George V. Grune)

     James P. Schadt      President and Chief Executive     December 9, 1994
    (James P. Schadt)     Officer; Director

     Melvin R. Laird      Vice President and Senior         December 9, 1994
    (Melvin R. Laird)     Counsellor; Director

   Anthony W. Ruggiero    Senior Vice President and Chief   December 9, 1994
  (Anthony W. Ruggiero)   Financial Officer

    Joseph G. NeCastro    Vice President and Controller     December 9, 1994
   (Joseph G. NeCastro)

    William G. Bowen      Director                          December 9, 1994
   (William G. Bowen)

    Lynne V. Cheney       Director                          December 9, 1994
   (Lynne V. Cheney)

  M. Christine DeVita     Director                          December 9, 1994
 (M. Christine DeVita)

    James E. Preston      Director                          December 9, 1994
   (James E. Preston)

   Robert G. Schwartz     Director                          December 9, 1994
  (Robert G. Schwartz)

   Walter V. Shipley      Director                          December 9, 1994
  (Walter V. Shipley)

       C.J. Silas         Director                          December 9, 1994
      (C.J. Silas)

                          EXHIBIT INDEX

Exhibit                                                                    Page
4.1.1  Restated Certificate of Incorporation of The Reader's
       Digest Association, Inc. filed with the State of Delaware on February 7, 1990, filed as Exhibit 3.1.1 to the registrant's Form
       10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.1.2 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on February 22, 1991, filed as Exhibit 3.1.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.2. Amended and Restated By-Laws of The Reader's Digest Association, Inc., effective February 22, 1991, filed as
       Exhibit 3.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.3    The Reader's Digest Association, Inc. 1994 Key Employee
       Long Term Incentive Plan, filed as Exhibit 10.17 to the registrant's Form 10-Q for the fiscal quarter ended March
       31, 1994, is incorporated herein by reference.

5      Opinion of C.H.R. DuPree, Esq., Associate General Counsel
       of the registrant, relating to the legality of the
       securities being registered.                                          8

23.1 Consent of C.H.R. DuPree, Esq., Associate General Counsel of the registrant (contained in the opinion filed as Exhibit 5 to the registration statement).

23.2   Consent of KPMG Peat Marwick LLP.                                     9